UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): November 15, 2021

Assure Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-40785	82-2726719
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Ulster Street, Suite 1225 Denver, CO	80237
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 720-287-3093

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IONM	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

November 2021 Private Placement

On November 15, 2020, Assure Holdings Corp. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain third-party private investors (the “Investors”) pursuant to which the Company sold and issued to the Investors an aggregate of 909,262 shares of common stock of the Company, par value $0.01 (“Shares”) at an issue price of $5.25 per Share, for gross proceeds of $4,773,625.50 (the “Private Placement”). The Shares were issued to the investors pursuant to Rule 506(b) of Regulation D under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and Section 4(a)(2) thereunder pursuant to the representations and warranties of the Investors, including that each of the Investors was an “accredited investor” as defined in Rule 501(a) of Regulation D.

Under the Securities Purchase Agreement, the Company agreed that for a period of ninety (90) days after the closing date, neither the Company nor any subsidiary of the Company shall issue Shares or securities exercisable for or convertible into Shares, provided that such restriction shall not apply to (i) the issuance of the Shares in the Private Placement, (ii) the issuance of Shares or other securities of the Company upon the conversion or exercise of any securities of the Company or a subsidiary outstanding on the date of the Securities Purchase Agreement, provided that the terms of such security are not amended after the date thereof to decrease the exercise price or increase the securities receivable upon the exercise, conversion or exchange thereof, (iii) the issuance of any securities pursuant to any Company equity incentive plan approved by the Company’s stockholders and in place as of the date hereof or pursuant to the Company’s 2021 Stock Incentive Plan and 2021 Employee Stock Purchase Plan following approval by the Company’s stockholders at the Company’s upcoming annual meeting of stockholders to be held on December 9, 2021, as described in the Company’s proxy statement on Schedule 14A for such annual meeting as filed with the SEC in November 2021, and (iv) the issuance of Shares pursuant to a follow-on private placement on terms identical to this Offering of up to such aggregate purchase price amount which, when added to the amount raised in this Offering, will not exceed $6 million in aggregate purchase price after such private placement.

The Company also agreed that until the earlier of (i) two years after the closing date or (ii) such time as the Investors, collectively, beneficially own less than five percent (5%) of the Company’s common stock, the Company would not enter into an agreement to effect any “Variable Rate Transaction”. The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of the Company’s common stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of the Company’s common stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the Company’s business or the market for the Company’s common stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

In addition, the Company agreed to certain buy-in rights in favor of the Investors for failure to comply with timely delivery of share certificates within three business days if an Investor is required to cover settlement in connection with the Company’s failure.

In addition, the Compamy’s executive officers and directors entered into Lock-Up Agreements pursuant to which they agreed that they will not, without the prior written consent of the Company and the placement agent, during the period commencing on the closing date and ending on the date that is sixty (60) days after the date of the Company’s final prospectus is first filed pursuant to Rule 424(b)(3) under the U.S. Securities Act with respect to the Registrable Securities (as defined below), offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any of the Company’s securities; except in certain limited circumstances.

In connection with the Private Placement, we paid a placement agent a cash commission representing approximately 7% of the gross proceeds of the Private Placement (other than with respect to certain investors as agreed to by the Company and the placement agent).

Pursuant to the Securities Purchase Agreement, we entered into a registration rights agreement (the “Registration Rights Agreement”), requiring us to register the Shares under the U.S. Securities Act. Under the terms of the Registration Rights Agreement, we agreed (a) to file a registration statement on Form S-1 with the Commission within 30 days of the closing date to register the Shares issued to the Investors (collectively, the “Registrable Securities”) for resale by the Investors; (b) to cause the Registration Statement to be declared effective by the Commission on or prior to the 90th day after the Closing Date or, if the Registration Statement is reviewed by the Commission, the 150th day after the Closing Date (or if the Registration Statement is not declared effective by the Commission on or before February 11, 2022, at the end of a sixty (60) day period thereafter); (c) to maintain the effectiveness of the Registration Statement; and (d) to satisfy the current public information requirement required by Rule 144 under the U.S. Securities Act or any other rule or regulation of the Commission to permit the Investors to sell the Registrable Securities to the public without registration. We agreed to pay the Investors liquidated damages of 1% of the purchase price for each 30 day period in which we are in default of these obligations.

The above is a summary of the material terms of the Securities Purchase Agreement, the form of Lock-up Agreement and the Registration Rights Agreement and is qualified in its entirety by the Securities Purchase Agreement, form of Lock-up Agreement and the Registration Rights Agreement, each of which are filed hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Exhibits

Exhibit No.	Name

10.1*	Securities Purchase Agreement
10.2	Form of Lock-up Agreement
10.3*	Registration Righs Agreement
104	Cover Page Interactive Data File (formatted in Inline XBRL and included as Exhibit 101).

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but a copy will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURE HOLDINGS CORP.

Date: November 19, 2021	By:	/s/ John Price
	Name:	John Price
	Title:	Chief Financial Officer